EX-99.906CERT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT

I, Clifford E. Lai, Principal Executive Officer of HYPERION COLLATERALIZED SECURITIES FUND, INC. (the “Fund”), certify that:

1.	The N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: April 2, 2007

/s/ Clifford E. Lai Clifford E. Lai Principal Executive Officer HYPERION COLLATERALIZED SECURITIES FUND, INC.

I, Thomas F. Doodian, Treasurer and Principal Financial Officer of HYPERION COLLATERALIZED SECURITIES FUND, INC. (the “Fund”), certify that:

1.	The N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: April 2, 2007

/s/ Thomas F. Doodian Thomas F. Doodian Treasurer and Principal Financial Officer HYPERION COLLATERALIZED SECURITIES FUND, INC.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to HYPERION COLLATERALIZED SECURITIES FUND, INC. and will be retained by HYPERION COLLATERALIZED SECURITIES FUND, INC. and furnished to the Securities and Exchange Commission or its staff upon request.